ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION


                    LEGG MASON SPECIAL SITUATIONS TRUST, INC.






         LEGG MASON SPECIAL SITUATIONS TRUST, INC., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), desiring to change its corporate name to "Legg Mason Special Investment Trust, Inc.," hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article SECOND of the Articles of Incorporation of the Corporation is amended by striking "Legg Mason Special Situations Trust, Inc." and substituting therefore "Legg Mason Special Investment Trust, Inc."

SECOND:

         These amendments were advised by the Board of Directors and approved by the shareholders.


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         IN WITNESS WHEREOF, LEGG MASON SPECIAL SITUATIONS TRUST, INC., has
caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 19 day of December, 1985.


                                       LEGG MASON SPECIAL SITUATIONS
                                                TRUST, INC.


                                       By: /s/ John F. Curley
                                          --------------------------
                                          John F. Curley, Jr.
                                          President




Attest:

/s/ Patricia A. McCourt
-----------------------------
Patricia A. McCourt
Assistant Secretary

         THE UNDERSIGNED, President of LEGG MASON SPECIAL SITUATIONS TRUST, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to


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the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                       /s/ John F. Curley
                                       --------------------------
                                       John F. Curley, Jr.
                                       President